UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2017

BAGGER DAVE’S BURGER TAVERN, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-53577	03-0606420
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
807 W. Front Street Suite B Traverse City, MI 49684
(Address of principal executive offices)

(231) 486-0577

(Registrant's telephone number)

Not Applicable

(Former name or former address, if changed since last report)

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Copy of all Communications to:

Richard W. Jones, Esq.

 Jones & Haley, P.C.

115 Perimeter Center Place, Suite 170

Atlanta, Georgia 30346

Phone: 770.804.0500; Fax: 770.804.0509

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017 the Board of Directors accepted the resignation of Mr. Joseph M. Nowicki as a Member of the Board of Directors of Bagger Dave’s Burger Tavern, Inc. (the “Company”).  At the same time the Board elected Ms. Phyllis Knight to fill Mr. Nowicki’s position on the Board.  Ms. Knight will hold that position until she is replaced, resigns, or is removed from office.  Mr. Nowicki based his resignation on personal matters, not because of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

Ms. Knight brings more than 30 years of finance, accounting and leadership experience to the Company.  She has served in several senior executive positions in manufacturing, home builder and mortgage services industries.

Ms. Knight most recently served as EVP and CFO of Polar Corporation, the largest tank trailer manufacturing, parts, and service organization in North America.  Prior to that, Ms. Knight spent eleven years at Champion Enterprises, Inc. and Champion Enterprises Holdings, LLC, the bulk of which as EVP and CFO.  At Champion, she directed all finance functions, including strategic planning, Securities and Exchange Commission reporting, treasury, capital markets, investor relations, cash management, risk management, mergers and acquisitions, and IT.

A Certified Public Accountant (inactive license), Ms. Knight began her career at KPMG after earning a Bachelor of Arts degree in Accounting from Michigan State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAGGER DAVE’S BURGER TAVERN, INC.
Dated: March 6, 2017	By:	/s/ Michael Ansley Michael Ansley
	Title:	President